SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  November 13, 2002


Commission File Number: 0-49677


                            WEST BANCORPORATION, INC.
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             (Exact name of Registrant as specified in its charter)


          Iowa                                           42-1230603
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(State of Incorporation)                   (I.R.S. Employer Indentification No.)


                  1601 22nd Street, West Des Moines, Iowa 50266
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                    (Address of principal executive offices)


Registrant's telephone number:  515-222-2300

Item 5. Other Events

The Registrant issued a press release on November 13, 2002 announcing the retirement of David L. Miller as Chairman, President and Chief Executive Officer of West Bancorporation, Inc. effective February 15, 2003. Mr. Miller will remain on the Board of Directors of the Company and its subsidiary, West Des Moines State Bank, and will continue advising the Bank under a lifetime consulting agreement.

Item 7. Financial Statements and Exhibits

        (c) Exhibits

         99.1  Press Release of West Bancorporation, Inc. dated
               November 13, 2002.

Item 9. Regulation FD Disclosure

Pursuant to Regulation FD, information is being attached as an Exhibit to this Current Report with respect to a press release announcing the retirement of David L. Miller.

The information contained in this Press Release and other financial reports may contain forward-looking statements about the Company's growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratio. Forward-looking statements are encouraged by the Private Securities Litigation Reform Act of 1995. Such forward-looking information is based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include:
pricing pressures on loans and deposits, actions of bank and non-bank competitors, changes in local and national economic conditions, changes in regulatory requirements, actions of the Federal Reserve Board, and customer's acceptance of the Company's products and services. The Company undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, West Bancorporation, Inc. has caused this Report to be signed on its behalf by the undersigned hereunto fully authorized.

West Bancorporation, Inc.
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(Registrant)

November 13, 2002                                     By: /s/ Douglas R. Gulling
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Dated                                                 Douglas R. Gulling
                                                      Chief Financial Officer

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